Exhibit 23.1

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Stanley, Inc. and Subsidiaries on Form S-8 of our report dated February 11, 2006 relating to our audit of the financial statements on Morgan Research Corporation, appearing in the Registration Statement No. 333-134053 on Form S-1 of Stanley, Inc. and Subsidiaries.

We also consent to the reference to our firm under the caption "Experts" in such Form S-8.

CERTIFIED PUBLIC ACCOUNTANTS
October 23, 2006

Beason & Nalley, Inc. 101 Monroe Street Huntsville, Alabama 35801-4829 Tel: 256.533.1720 800.416.1946 Fax: 256.534.8558 www.beasonnalley.com